UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2010

Sterling Banks, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	333-133649	20-4647587

(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

3100 Route 38
Mount Laurel, New Jersey 08054
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (856) 273-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On January 21, 2010, Sterling Banks, Inc. (the “Company”) issued a press release announcing its intention to restate its results of operations and financial condition for the three months and six months ended June 30, 2009, and the three months and nine months ended September 30, 2009.  This information represents a change from the results of operations and financial condition previously announced in the Company’s press release of August 19, 2009 (which was furnished as Exhibit 99.1 to the Company’s 8-K filed August  20, 2009), and November 25, 2009 (which was furnished as Exhibit 99.1 to the Company’s 8-K filed November 25, 2009).  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 4.02.                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           Following the findings of a recent regulatory examination of the Company’s wholly owned subsidiary, Sterling Bank (the “Bank”), the Company intends to amend its call report for the quarter ended June 30, 2009, and to make certain adjustments required in connection with the completion of the examination of the Bank by the Federal Reserve Bank of Philadelphia (the “FRB”).  As a result of such amendments, the Board of Directors of the Company determined on January 14, 2010, that the Company’s consolidated financial statements as of and for the three and six months ended June 30, 2009, and the three and nine months ended September 30, 2009, should no longer be relied upon, and also determined to amend the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (as originally filed on August 19, 2009) (the “Second Quarter Filing”) and the period ended September 30, 2009 (as originally filed on November 25, 2009) (the “Third Quarter Filing”), and to restate such consolidated financial statements.  The Company has discussed these matters with its independent registered public accounting firm.

The FRB examination commenced on July 27, 2009, and concluded with the issuance of a formal written report dated November 30, 2009, using financial data as of June 30, 2009.  This regulatory examination was on-going at the time the Second Quarter Filing was filed with the SEC, and these issues were raised and disclosed in the Third Quarter Filing  with the SEC.  At the conclusion of the on-site work by the FRB examiners and prior to the Third Quarter Filing, the FRB examination personnel orally advised the Company and its independent auditors that, based on trends in asset quality, credit losses and other metrics, in comparison to various national and custom peer groups with comparable characteristics, the Bank's allowance for loan losses should be increased by $5 million.  Subsequent to the Third Quarter Filing, the Company received confirmation through receipt of a written examination report.  In the intervening period, the Company had on-going discussions with the FRB to further clarify the facts and to formulate an appropriate response to the report.

The Company notes that as of the date of this Current Report that management, with the assistance of outside advisors, is continuing its analysis with respect to any other potential additional adjustments that may be necessary or appropriate and intends to file the amended reports as soon as is reasonably practicable.

The information in this Item 4.02 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.  The information contained in this Item 4.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any offering circular, report or other document filed with the Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release dated January 21, 2010, announcing the intention to restate financial results of the Company for the quarters ended June 30, 2009 and September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANKS, INC.
Date: January 21, 2010	By:	/s/ Robert H. King
	Name:	Robert H. King
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated January 21, 2010, announcing the intention to restate financial results of the Company for the quarters ended June30, 2009 and September 30, 2009.